Exhibit 8.1

November 6, 2013

Dynagas LNG Partners LP

97 Poseidonos Avenue & 2 Foivis Street

Glyfada, 16674

Greece

Re:	Dynagas LNG Partners LP

Ladies and Gentlemen:

We have acted as counsel to Dynagas LNG Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”) in connection with the registration of its common units, representing limited partner interests in the Partnership, pursuant to the Partnership’s registration statement on Form F-1 (File No. 333-    ) (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

In formulating our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the prospectus contained therein (the “Prospectus”) and such other papers, documents, agreements, and records of the Partnership and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to matters of fact material to this opinion that have not been independently established, we have relied upon representations, statements, and certificates of public officials, directors or officers of the Partnership, and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the headings “Risk Factors—We may have to pay tax on U.S. source income, which would reduce our earnings and cash flow,” “Risk Factors—U.S. tax authorities could treat us as ‘passive foreign investment company,’ which would have adverse U.S. federal income tax consequences to U.S. unitholders,” “Material U.S. Federal Income Tax Considerations” and “Non-U.S. Tax Considerations” therein, we

Dynagas LNG Partners LP

November 6, 2013

hereby confirm that the discussions of United States federal income tax matters and Marshall Islands tax matters expressed in the Registration Statement under the headings “Risk Factors—We may have to pay tax on U.S. source income, which would reduce our earnings and cash flow,” “Risk Factors—U.S. tax authorities could treat us as ‘passive foreign investment company,’ which would have adverse U.S. federal income tax consequences to U.S. unitholders,” “Material U.S. Federal Income Tax Considerations” and “Non-U.S. Tax Considerations” accurately state our views as to the tax matters discussed therein.

Our views on the tax matters discussed above are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and discussion of advice provided by us in the Prospectus. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP